Form of Accountants Consent

We hereby consent to the incorporation by reference in this Form 8-K/A and in the Registration Statements on Form S-3 (No. 33-56965), Form S-4 (No. 33-64167) and Form S-8 (Nos. 33-01893, 33-45900, 33-39529, 33-63732, 33-61240, 33-61238,
33-50369 and 33-52699) of Crown Cork & Seal Company, Inc. of our report dated February 21, 1996 relating to the consolidated financial statements of CarnaudMetalbox, which report is incorprated by reference into Item 7(a) and appears in Exhibit 99.1 of this Form 8-K/A.


Paris, 7th May 1996


/s/ Arthur Andersen LLP                        /s/ M.S. Moralee
Arthur Andersen LLP(1)                         Befec-Price Waterhouse(1)
                                               M.S. Moralee



/s/ J.P. Crouzet                               /s/ C. Chevalier
Salustro Reydel(2)                             C. Chevalier(3)
J.P. Crouzet


(1) For the years ended December 31, 1995, 1994 and 1993.
(2) For the year ended December 31, 1995.
(3) For the years ended December 31, 1994 and 1993.